UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2013

AMAZONICA, CORP.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-174304	99-0363013
(Commission File Number)	(IRS Employer Identification No.)

187 E. Warm Springs Rd., Suite B160, Las Vegas, NV 89119
 (Address of Principal Executive Offices, Zip Code)

(702) 297-6776
 (Registrant's Telephone Number, Including Area Code)

Not applicable
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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2013, the date the resignation letter dated September 26, 2013 was received, Ajila Velez Evelyn Vanessa resigned from her position as secretary of Amazonica, Corp. (the “Company”).

Section 8. Other Events

Item 8.01 Other Events.

Effective as of October 1, 2013, Andre Caetano and Michael Soursos entered into an Amendment to the Stock Purchase Agreement which provided for the sale of all of Andre Caetano’s shares of common stock of the Company to Michael Soursos. Although the Stock Purchase Agreement provided for the sale of 348,000,000 shares, the amendment clarified that all 350,000,000 shares were sold to Mr. Soursos.

In connection with the change of control, as previously reported on the Current Report on Form 8-K filed by the Company on September 3, 2013, Mr. Soursos canceled 230,000,000 (of his 350,00,000 shares) and Ms. Vanessa canceled 171,000,000 shares (of the 175,000,000) of the common stock of the Company. Accordingly, the Company has 215,000,000 shares of common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

Exhibit 10.5	Amendment to Stock Purchase Agreement between Andre Caetano and Michael Soursos

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZONICA, CORP.

By:	/s/ Michael Soursos
Title:	President

Date:  October 2, 2013

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